Exhibit 5

CRAVATH, SWAINE & MOORE LLP

WORLDWIDE PLAZA

825 EIGHTH AVENUE

NEW YORK, NY 10019 - 7475

TELEPHONE : +1-212-474-1000

FACSIMILE : +1-212-474-3700

CITYPOINT

ONE ROPEMAKER STREET

LONDON EC2Y 9HR

TELEPHONE: +44-20-7453-1000

FACSIMILE : +44-20-7860-1150

JOHN W. WHITE

EVAN R. CHESLER

PHILIP A. GELSTON

RICHARD W. CLARY

JAMES D. COOPER

STEPHEN L. GORDON

DANIEL L. MOSLEY

ROBERT H. BARON

DAVID MERCADO

CHRISTINE A. VARNEY

PETER T. BARBUR

SANDRA C. GOLDSTEIN

THOMAS G. RAFFERTY

MICHAEL S. GOLDMAN

RICHARD HALL

JULIE A. NORTH

ANDREW W. NEEDHAM

STEPHEN L. BURNS

KEITH R. HUMMEL

DAVID J. KAPPOS

DANIEL SLIFKIN

ROBERT I. TOWNSEND, III

WILLIAM J. WHELAN, III

PHILIP J. BOECKMAN

WILLIAM V. FOGG

FAIZA J. SAEED

RICHARD J. STARK

THOMAS E. DUNN

MARK I. GREENE

DAVID R. MARRIOTT

MICHAEL A. PASKIN

ANDREW J. PITTS

MICHAEL T. REYNOLDS

ANTONY L. RYAN

GEORGE E. ZOBITZ

GEORGE A. STEPHANAKIS

DARIN P. MCATEE

GARY A. BORNSTEIN

TIMOTHY G. CAMERON

KARIN A. DEMASI

LIZABETHANN R. EISEN

DAVID S. FINKELSTEIN

DAVID GREENWALD

RACHEL G. SKAISTIS

PAUL H. ZUMBRO

JOEL F. HEROLD

ERIC W. HILFERS

GEORGE F. SCHOEN

ERIK R. TAVZEL

CRAIG F. ARCELLA

DAMIEN R. ZOUBEK

LAUREN ANGELILLI

TATIANA LAPUSHCHIK

ERIC L. SCHIELE

ALYSSA K. CAPLES

JENNIFER S. CONWAY

MINH VAN NGO

KEVIN J. ORSINI

MATTHEW MORREALE

JOHN D. BURETTA

J. WESLEY EARNHARDT

YONATAN EVEN

BENJAMIN GRUENSTEIN

JOSEPH D. ZAVAGLIA

STEPHEN M. KESSING

LAUREN A. MOSKOWITZ

DAVID J. PERKINS

JOHNNY G. SKUMPIJA

J. LEONARD TETI, II

D. SCOTT BENNETT

TING S. CHEN

CHRISTOPHER K. FARGO

KENNETH C. HALCOM

DAVID M. STUART

AARON M. GRUBER

O. KEITH HALLAM, III

OMID H. NASAB

DAMARIS HERNÁNDEZ

JONATHAN J. KATZ

MARGARET SEGALL D’AMICO

RORY A. LERARIS

KARA L. MUNGOVAN

SPECIAL COUNSEL

SAMUEL C. BUTLER

GEORGE J. GILLESPIE, III

OF COUNSEL

MICHAEL L. SCHLER

August 11, 2017

Xerox Corporation

$300,000,000 4.070% Senior Notes due 2022

Form S-4 Registration Statement

Ladies and Gentlemen:

We have acted as counsel for Xerox Corporation, a New York corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Company’s issuance and exchange of up to $300,000,000 principal amount of new 4.070% Senior Notes due 2022 (the “New Notes”) for a like principal amount of outstanding 4.070% Senior Notes due 2022, which have certain transfer restrictions (the “Original Notes”). The New Notes are to be issued pursuant to the Indenture dated as of December 4, 2009 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee, as amended and supplemented through the date hereof.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including (a) the Indenture, (b) the specimen of the New Notes to be issued pursuant to the Indenture; (c) the Restated Certificate of Incorporation, as amended, of the Company, (d) the By-laws, as amended, of the Company, (e) the Registration Statement, and (f) resolutions adopted by the Board of Directors of the Company on February 24, 2017.

As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion as follows:

1. The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act of 1939 and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); the New Notes have been duly authorized by the Company and, when the New Notes are executed and authenticated in accordance with the provisions of the Indenture and issued and delivered in exchange for the Original Notes, the New Notes will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law). In expressing the opinion set forth in this paragraph 1, we have assumed, with your consent, that the form of the New Notes will conform to that included in the Indenture.

We express no opinion herein as to any provision of the Indenture or the New Notes that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related to the Indenture or the New Notes, (b) contains a waiver of an inconvenient forum or (c) relates to the waiver of rights to jury trial. We also express no opinion as to (i) the enforceability of the provisions of the Indenture or the New Notes to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived or (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for in the Indenture or the New Notes. We also note that insofar as any provision in the Indenture or the New Notes provides for indemnification for liability under securities laws, the enforeability thereof may be limited by public policy considerations.

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal law of the United States of America.

We are aware that we are referred to under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. We hereby consent to such use of our name therein and the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Xerox Corporation

201 Merritt 7

Norwalk, Connecticut 06851-1056

120A

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